EXHIBIT 23.5

                         PROSPECT CAPITAL ADVISORS, LLC
                         444 MADISON AVANUE, 25TH FLOOR
                               NEW YORK, NY 10022

                                                               December 18, 1998

The Special Committee of the Board of Directors
What A World!, Inc.
P.O. Box 20125
Tampa, FL  33622

Members of the Special Committee:

     We hereby consent to the inclusion of our opinion letter in its entirety as an annex or exhibit to What A World!, Inc. Registration Statement on Form S-4.


Sincerely,

Prospect Capital Advisors, LLC

/s/ JOHN Y. FREEMAN
-----------------------
John Y. Freeman, Managing Director



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